Exhibit 99.02
                                Southern Company
                              Financial Highlights
               (In Millions of Dollars Except Earnings Per Share)



                                              3 Months Ended June              Year to Date June
                                              --------------------             -----------------
                                                2005         2004                2005       2004
                                                ----         ----                ----       ----
                                               (Notes)     (Notes)             (Notes)    (Notes)

Consolidated Earnings-
(See Notes)
Retail Business                               $  301       $  284              $  535     $  527
Competitive Generation                            59           46                 117        102
                                              ------       ------              ------     ------
Total                                            360          330                 652        629
Synthetic Fuels                                   23           21                  45         41
Leasing Business                                   8            7                  14         14
Parent Company and Other                          (4)          (6)                 (1)        (1)
                                              ------       ------              ------     ------
Net Income                                    $  387       $  352              $  710     $  683
                                              ======       ======              ======     ======

Basic Earnings Per Share-(See Notes)          $ 0.52       $ 0.48              $ 0.95     $ 0.93

Operating Revenues                            $3,144       $3,009              $6,009     $5,741
Average Shares Outstanding (in millions)         747          738                 745        737
End of Period Shares Outstanding (in millions)                                    747        738




Notes

- Diluted earnings per share are not more than 1 cent for any period reported above and are not material.
- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to audit and adjustments and certain classifications may be different from final results published in the Form 10-Q.